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                                                               EXHIBIT (a)(1)(E)
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                                  XIRCOM, INC.
                                       AT
                               $25 NET PER SHARE
                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED JANUARY 29, 2001
                                       BY

                          ESR ACQUISITION CORPORATION
                        A DIRECT WHOLLY-OWNED SUBSIDIARY
                                       OF

                               INTEL CORPORATION

--------------------------------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
  FRIDAY, MARCH 2, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED.

                                                                January 29, 2001
To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated January 29, 2001 and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by ESR Acquisition Corporation, a Delaware corporation ("Purchaser") and direct wholly-owned subsidiary of Intel Corporation, a Delaware corporation ("Intel"), to purchase all outstanding shares of common stock, par value $0.001 per share (collectively, the "Shares"), of Xircom, Inc., a California corporation (the "Company"), at a purchase price of $25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares. A tender of Shares may be made only by us as the holder of record and pursuant to your instructions.

     We request instructions as to whether you wish to tender any or all Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The tender price is $25 per Share, net to the seller in cash.

     2. The Offer is being made for all outstanding Shares.

     3. This Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated as of January 15, 2001 (the "Merger Agreement"), by and among the Company, Purchaser and Intel. The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the purchase of Shares pursuant to the Offer and promptly after the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"). The Company will continue as the surviving corporation after the Merger and will be a wholly-owned subsidiary of Intel.

     4. The Board of Directors of the Company has unanimously approved the Offer, the Merger and the other transactions contemplated by the Merger Agreement, has determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company's shareholders and recommends that shareholders of the Company accept the Offer and tender their Shares.

     5. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, March 2, 2001, unless the Offer is extended.
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     6. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OR
WAIVER OF CERTAIN CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND THE COMPANY TO CONSUMMATE THE OFFER, INCLUDING (1) THERE BEING VALIDLY TENDERED BY THE EXPIRATION DATE AND NOT WITHDRAWN, OR OTHERWISE BENEFICIALLY OWNED BY INTEL OR PURCHASER, A NUMBER OF SHARES WHICH REPRESENTS AT LEAST A MAJORITY OF SHARES ON A FULLY-DILUTED BASIS (INCLUDING FOR PURPOSES OF THE OFFER ALL SHARES ISSUABLE UPON EXERCISE OF ALL VESTED COMPANY STOCK OPTIONS AND UNVESTED COMPANY STOCK OPTIONS THAT VEST, OR UPON CONSUMMATION OF THE OFFER WILL VEST, PRIOR TO MAY 15,
2001), (2) RECEIPT BY PURCHASER AND THE COMPANY OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS, AND (3) COMPLIANCE BY THE COMPANY WITH CERTAIN FINANCIAL AND BUSINESS CRITERIA. PLEASE SEE THE OFFER TO PURCHASE FOR MORE DETAILED INFORMATION REGARDING THE CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND THE COMPANY TO CONSUMMATE THE OFFER.

     7. Shareholders who tender Shares will not be obligated to pay brokerage commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please complete, sign and return the form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified to us on the reverse side of this letter. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                 TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF

                                  XIRCOM, INC.
                                       AT
                               $25 NET PER SHARE
                                       BY

                          ESR ACQUISITION CORPORATION
                      A DIRECT WHOLLY-OWNED SUBSIDIARY OF

                               INTEL CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated January 29, 2001, of ESR Acquisition Corporation, a Delaware corporation ("Purchaser") and direct wholly-owned subsidiary of Intel Corporation, and the related Letter of Transmittal, relating to shares of common stock, par value $0.001 per share (collectively, the "Shares"), of Xircom, Inc., a California corporation.

     This will instruct you to tender to Purchaser the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:                                       SIGN HERE

--------------- SHARES                               ----------------------------------------------

                                                     ----------------------------------------------
                                                                      SIGNATURE(S)

Account Number:                                      ----------------------------------------------
  -------------------------------------              PLEASE PRINT NAME(S) AND ADDRESS(ES) HERE

                                                     ----------------------------------------------

                                                     ----------------------------------------------

                                                     ----------------------------------------------

Dated:                                               ----------------------------------------------
  ------------------------------------------,         TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER
  2001

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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